As filed with the Securities and Exchange Commission on July 13, 2006

File No. 333-134444

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RENAISSANCE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-4720414
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 E. Sample Road, Suite 400
Pompano Beach, Florida 33064
(954) 784-3031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry W. Florescue, Chairman and Chief Executive Officer
50 E. Sample Road, Suite 400
Pompano Beach, Florida 33064
(954) 784-3031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald Adler, Esq. Dechert LLP 30 Rockefeller Plaza 23rd Floor New York, New York 10112-2200 (212) 698-3500 (212) 698-3599 – Facsimile	David Alan Miller, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and two Warrants(2)	14,950,000 Units	$6.00	$89,700,000	$9,597.90	(3)
Shares of Common Stock included as part of the Units(2)	14,950,000 Shares	—	—	—	(4)
Warrants included as part of the Units(2)	29,900,000 Warrants	—	—	—	(4)
Shares of Common Stock underlying the Warrants included in the Units(5)	29,900,000 Shares	$5.00	$149,500,000	$15,796.50	(3)
Representative’s Unit Purchase Option	1	$100	$100	—	(4)
Units underlying the Representative's Unit Purchase Option (‘‘Underwriter's Units’’)(5)	650,000 Units	$7.50	$4,875,000	$521.63	(3)
Shares of Common Stock included as part of the Underwriter’s Units(5)	650,000 Shares	—	—	—	(4)
Warrants included as part of the Representative’s Units(5)	1,300,000 Warrants	—	—	—	(4)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(5)	1,300,000 Shares	$5.00	$6,500,000	$695.50	(3)
Total			$250,575,100.00	$26,811.03

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,950,000 Units and 1,950,000 shares of Common Stock and 3,900,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	Previously paid.

(4)	No fee pursuant to Rule 457(g).

(5)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, July 13, 2006

PROSPECTUS

$78,000,000

RENAISSANCE ACQUISITION CORP.

13,000,000 units

Renaissance Acquisition Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts to identify a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $6.00 and consists of one share of our common stock and two warrants. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and                , 2007 [one year from the date of this prospectus], and will expire on                , 2010 [four years from the date of this prospectus], or earlier upon redemption.

We have granted Ladenburg Thalmann & Co. Inc., the representative of the underwriters for this offering, a 45-day option to purchase up to 1,950,000 units (over and above the 13,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ladenburg Thalmann & Co., for $100, as additional compensation, an option to purchase up to a total of 650,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

RAC Partners LLC, an entity controlled by Barry W. Florescue, our chairman and chief executive officer, has committed to purchase from us 4,666,667 warrants at $0.45 per warrant (for an aggregate purchase price of approximately $2,100,000). This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchase will be placed in the trust fund described below. The ‘‘insider warrants’’ to be purchased by RAC Partners will be identical to warrants underlying the units being offered by this prospectus except that (i) they will have an exercise price of $6.00 per share, (ii) we have no obligation to register the sale of the warrants and the underlying shares of common stock and their exercise is not limited by the absence of an effective registration statement and current prospectus relating to the resale of the underlying shares and (iii) the insider warrants will be exercisable on a cashless basis so long as they are held by RAC Partners or its affiliates. RAC Partners has agreed that it will not sell or transfer the insider warrants until 30 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 30 days after the completion of our initial business combination.

There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol                on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols                and                , respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$6.00	$0.45	$5.55
Total	$78,000,000	$5,850,000	$72,150,000

(1)	Includes a non-accountable expense allowance in the amount of 1.5% of the gross proceeds, or $0.09 per unit ($1,170,000 in total), payable to Ladenburg Thalmann & Co. The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option. Of the underwriting discounts and commissions, $2,148,000, including $1,095,000 of the $1,170,000 non-accountable expense allowance, is being deferred by the underwriters and will not be payable by us to them unless and until we consummate a business combination.

$73,673,000 of the net proceeds of this offering (including the $2,148,000 of underwriting discounts and commissions, which amount includes $1,095,000 of the $1,170,000 non-accountable expense allowance, payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $2,100,000 we will receive from the purchase of the insider warrants by RAC Partners simultaneously with the consummation of this offering, for an aggregate of $75,773,000 (or approximately $5.83 per unit sold to the public in this offering), will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. Ladenburg Thalmann & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                , 2006.

Ladenburg Thalmann & Co. Inc.

                , 2006

Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to ‘‘we,’’ ‘‘us’’ or ‘‘our company’’ refer to Renaissance Acquisition Corp.;

•	‘‘initial shares’’ refers to the 3,250,000 shares of common stock that our initial stockholders originally purchased from us for $25,000 in April 2006;

•	‘‘insider warrants’’ refers to the 4,666,667 warrants we are selling privately to RAC Partners upon consummation of this offering;

•	the term ‘‘public stockholders’’ means the holders of the shares of common stock which are being sold as part of the units in this public offering, including any of our existing stockholders to the extent that they purchase such shares;

•	the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option; and

•	share amounts reflect a 5,000-for-1 forward stock split of our common stock effected on May 16, 2006 and a 1-for-1.1153846 reverse stock split of our common stock effected on July 11, 2006.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a blank check company organized under the laws of the State of Delaware on April 17, 2006. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. To date, our efforts have been limited to organizational activities. Our efforts to identify a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business headquartered in North America in one of the following industries:

•	consumer products;

•	consumer, business or financial services; and

•	manufacturing.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds then held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers)

and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

Our principal executive offices are located at 50 East Sample Road, Suite 400, Pompano Beach, Florida 33064 and our telephone number is (954) 784-3031.

The Offering

Securities offered	13,000,000 units, at $6.00 per unit, each unit consisting of:

•	one share of common stock; and

•	two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann & Co. determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Ladenburg Thalmann & Co. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or a subsequent Form 8-K, information indicating if Ladenburg Thalmann & Co. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Securities sold to insiders	4,666,667 insider warrants at $0.45 per warrant (for an aggregate purchase price of approximately $2,100,000) will be sold to RAC Partners, an entity controlled by Barry W. Florescue, our chairman and chief executive officer. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that (i) they will have an exercise price of $6.00 per share, (ii) we have no obligation to register the sale of the warrants or the underlying shares of common stock and their exercise is not limited by the absence of an effective registration statement and current prospectus relating to the resale of the underlying shares and (iii) the insider warrants will be exercisable on a cashless basis so long as they are held by RAC Partners or its affiliates. RAC

Partners has agreed that it will not sell or transfer the insider warrants until 30 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 30 days after the completion of a business combination.

Common stock:

Number outstanding before this offering	3,250,000 shares

Number to be outstanding after this offering	16,250,000 shares

Warrants:

Number outstanding before this offering	0 warrants

Number of insider warrants to be sold to insiders	4,666,667 warrants

Aggregate Number of warrants to be outstanding after this offering and sale to insiders	30,666,667 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price of warrants (other than insider warrants)	$5.00

Exercise price of insider warrants	$6.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	[ ], 2007 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any of the insider warrants and any outstanding warrants issued upon exercise of the unit purchase option issued to Ladenburg Thalmann & Co.):

•	in whole and not in part,

•	at a price of $.01 per warrant at any time while the warrants are exercisable (which shall only occur other than with respect to the insider warrants if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current),

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

If we call our warrants for redemption, RAC Partners would still be entitled to exercise the insider warrants on a cashless basis. Because of its affiliation with our management, a conflict of interest may exist in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

Proposed American Stock Exchange symbols for our:

Units	[ ]

Common stock	[ ]

Warrants	[ ]

Offering proceeds to be held in trust	$73,673,000 of the proceeds of this offering plus the $2,100,000 we will receive from the sale of the insider warrants (for an aggregate of $75,773,000 or approximately $5.83 per unit sold to the public in this offering) will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $2,148,000 of underwriting discounts and commissions, including $1,095,000 of the $1,170,000 non-accountable expense allowance, payable to the underwriters in the offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any deferred expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,875,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $50,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders	There will be no fees or other cash payments paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination other than:

•	repayment of a $150,000 non-interest bearing loan made by Barry W. Florescue, which we expect will be purchased by RAC Partners prior to the consummation of this offering;

•	payment of $8,000 per month to BMD Management Company, Inc., an affiliate of Barry W. Florescue, for office space and related services; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Certificate of Incorporation	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination, allow our stockholders to seek conversion of their shares if they do not approve of such a business combination and to liquidate if we do not complete such a business combination within a specific period of time. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Fifth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Stockholders must approve business combination	Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 19.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward. We will not take any action to amend or waive any provision of our amended and restated certificate of incorporation that would have the effect of increasing or decreasing the 20% threshold.

Conversion rights for stockholders voting to reject a business combination	Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account but less the interest that may be released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated

certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Investors in this offering who do not sell, or who receive less than an aggregate of $0.17 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $5.83 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination	Pursuant to our certificate of incorporation, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period) we will, as promptly as practicable, distribute only to our public stockholders the amount then in our trust account (including any accrued interest which has not been disbursed to us to pay our expenses). Thereafter, our purposes and powers will be limited to dissolving, liquidating and winding up our affairs. We view this obligation to dissolve and liquidate as an obligation to our stockholders and will not take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the forgoing time periods. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

In the event we are required to seek stockholder approval for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the 18-month or 24-month time periods described in the preceding paragraph for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order for us to liquidate and distribute any remaining net assets to our public stockholders following the distribution of the proceeds of the trust account, and those remaining net assets will not be available for any other purpose. Our initial stockholders have waived their rights to participate in any liquidation or other distribution with respect to their initial shares. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our public stockholders of any net assets remaining following the distribution of the proceeds of the trust fund.

Escrow of initial shares and insider warrants	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination, or earlier if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities or if we liquidate and dissolve.

Additionally, on the date of this prospectus, RAC Partners will place the insider warrants into a separate escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the insider warrants will not be transferable during the escrow period and will not be released from escrow until 30 days after the completion of our business combination.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 12 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	April 30, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	(27,807)	75,847,416
Total assets	227,223	75,847,416
Total liabilities	202,807	2,148,000
Value of common stock which may be converted to cash	—	15,147,023
Stockholders’ equity	24,416	58,552,393

(1)	Includes the $2,100,000 we will receive from the sale of the insider warrants. Additionally, if a business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights would be entitled to receive approximately $5.83 per share, which amount represents approximately $5.66 per share from the proceeds of this offering and the private placement and approximately $0.17 per share of deferred underwriting discounts and commissions, including a portion of the non-accountable expense allowance.

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The working capital excludes $52,223 of costs related to this offering which were incurred prior to April 30, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the ‘‘as adjusted’’ information.

The ‘‘as adjusted’’ working capital and total assets amounts include the $75,773,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes an additional $2,148,000 (or approximately $0.17 per share) of deferred underwriting discounts and commissions, including the non-accountable expense allowance, payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account, and all accrued interest earned thereon less (i) up to $1,875,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 13,000,000 shares sold in this offering, or 2,598,700 shares of common stock, at an initial per-share conversion price of approximately $5.83 (for a total of approximately $15,147,023), without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately      similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only      companies have consummated a business combination, while            other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately      blank check companies with more than $      billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.83 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we are obligated to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will not seek recourse against the trust account. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $5.83, plus interest, due to such claims. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Barry W. Florescue, our chairman of the board and chief executive officer, has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Based on the information in his director and officer questionnaire provided in connection with this offering as well as the representations as to his accredited investor status (as such term is defined in Regulation D under the Securities Act), we currently believe that Mr. Florescue is of substantial means and capable of funding his indemnity obligations in light of our obligation to obtain waiver agreements as described above. However, we cannot assure you that he will be able to satisfy those obligations. Since we are obligated to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Mr. Florescue having any such obligations is minimal. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $5.83 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will liquidate and dissolve if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance’’. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly upon the expiration of the 18-month or 24-month time periods, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

If we do not consummate a business combination, stockholder approval will be required for us to formally dissolve and liquidate.

If we do not consummate a business combination within the 18-month or 24-month time periods described above, we will dissolve and liquidate. We currently believe that, upon expiration of the 18-month or 24-month time periods, the following would occur:

•	As promptly as practicable, we will distribute the proceeds held in the trust account, inclusive of any interest thereon not previously distributed to us less any income taxes payable on such income, to our public stockholders.

•	We will thereafter formally dissolve and liquidate. At that time, our board of directors will, consistent with its obligations described in our certificate of incorporation, convene and adopt a specific plan of dissolution, which it will then vote to recommend to our stockholders.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution (currently anticipated to be no more than approximately $50,000 to $75,000) will be funded by any remaining net assets following the distribution of the proceeds of the trust account to our public stockholders, although we cannot assure you that there will be sufficient funds for such purpose.

In the event we seek stockholder approval for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the prescribed time periods for consummating a business combination and the distribution of the proceeds of the trust account will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order for us to liquidate and distribute any net assets remaining following the distribution of the proceeds of the trust account to our public stockholders, and those remaining net assets will not be available for any other purpose.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our public stockholders of any net assets remaining following the distribution of the proceeds of the trust account.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we will focus our search within certain industries in which our management has previous experience, we may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Our management may not have adequate experience to evaluate businesses in certain industries. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation which will be in effect at the time of consummation of this offering authorizes the issuance of up to 60,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the over-allotment option), there will be 11,133,333 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to the underwriter) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel such as Barry W. Florescue may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Moreover, our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other ‘‘blank check’’ companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

We may engage in a business combination with one or more businesses that have relationships with our initial stockholders, which may raise potential conflicts of interest.

Members of our management, directors and initial stockholders are investors in, or affiliated with entities that invest in, companies both in and out of the industries in which we intend to focus our search. We may decide to acquire one or more of the companies in which these entities or related parties are investors in connection with the business combination. Neither we, nor any representative acting on our behalf, has had any contacts with any such companies regarding a business combination. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with any such company is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to our stockholders as they would have been absent any conflicts of interest.

All of our officers and directors own shares of our common stock issued prior to the offering and will have an interest in RAC Partners, an entity controlled by our chairman and chief executive officer, which owns shares of common stock issued prior to this offering and will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering and RAC Partners, an entity controlled by our chairman and chief executive officer, is also purchasing insider warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only                 of the                 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Until we consummate a business combination, our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third party, even if such a transaction would be beneficial to our stockholders.

The existence of certain provisions in our amended and restated certificate of incorporation and by-laws may have a negative impact on the price of our common stock by discouraging a third party from purchasing our common stock. These provisions could also have the effect of discouraging a third party from pursuing a non-negotiated takeover of our company and preventing certain changes of control. In addition to our staggered board, which will be in place only until we consummate a business combination, our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. Our amended and restated certificate of incorporation and by-laws also limit the ability of stockholders to remove directors, call stockholders meetings and act by written consent and provide that vacancies of the board of directors may only be filled by a majority of the remaining directors.

Our existing stockholders paid an aggregate of $25,000, or approximately $.0077 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29% or $1.71 per share (the difference between the pro forma net tangible book value per share of $4.29, and the initial offering price of $6.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 26,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 4,666,667 shares of common stock. We will also issue an option to purchase 650,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 1,300,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant other than the insider warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the resale of the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the resale of the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the resale of the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the resale of the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

If our existing stockholders exercise their registration rights with respect to their initial shares, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their initial shares, then there will be an additional 3,250,000 shares of common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Notwithstanding our belief that we are not required to comply with the requirements of the Investment Company Act of 1940, in the event that our stockholders do not approve a plan of dissolution and the proceeds remain in the trust fund for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Use of Proceeds

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust fund), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$78,000,000		$89,700,000
From private placement of insider warrants	2,100,000		2,100,000
Total gross proceeds	$80,100,000		$91,800,000
Offering expenses(1)
Underwriting discount (6.0% of gross proceeds from offering, 4.65% of which is payable at closing and excluding 1.35% which is payable upon consummation of a business combination)	3,627,000	(2)	4,171,050 (2)
Underwriting non-accountable expense allowance (1.5% of gross proceeds from offering, of which $75,000 is payable at closing and excluding $1,095,000 payable upon consummation of a business combination)	75,000	(2)	75,000 (2)
Legal fees and expenses (including blue sky services and expenses)	300,000		300,000
Miscellaneous expenses	47,311		47,311
Printing and engraving expenses	65,000		65,000
American Stock Exchange filing and listing fee	65,000		65,000
Accounting fees and expenses	35,000		35,000
SEC registration fee	32,146		32,146
NASD filing fee	30,543		30,543
Net proceeds before payment of deferred underwriting fees
Held in trust	75,773,000		86,928,950
Not held in trust	50,000		50,000
Total net proceeds	$75,823,000		$86,978,950
Use of net proceeds not held in trust and amounts available from interest income earned on the trust fund(3)
Payment of administrative fee to BMD Management Company, Inc. ($8,000 per month for two years)	$192,000		(10.0%)
Legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiation of a business combination	400,000		(20.8%)
Due diligence of prospective target businesses	400,000		(20.8%)
Legal and accounting fees relating to SEC reporting obligations	100,000		(5.2%)
Working capital to cover miscellaneous expenses, D&O insurance and reserves	833,000		(43.3%)
Total	$1,925,000		(100.0%)

(1)	Approximately $150,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the non-accountable expense allowance and legal and audit fees, have been or will be paid from the funds we received from Barry W. Florescue described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts and non-accountable expense allowance are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $2,148,000, or $2,305,950 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(3)	The amount of net proceeds from this offering not held in trust will remain constant at $50,000 even if the over-allotment is exercised. In addition, $1,875,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering. The trust fund will be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Based on information we have received from Smith Barney, such securities currently yield between 4.75% and 5.30% per annum before taxes. Accordingly, we believe we will have sufficient income to draw the entire $1,875,000 available for our working capital requirements.

In addition to the offering of units by this prospectus, RAC Partners, an entity controlled by Barry W. Florescue, our chairman and chief executive officer, committed to purchase the insider warrants (for an aggregate purchase price of $2,100,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust fund described below.

$73,673,000, or $84,828,950 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $2,100,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions, including the non-accountable expense allowance, payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,875,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to BMD Management Company, an affiliate of Barry W. Florescue, our chairman and chief executive officer, of a monthly fee of $8,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by BMD Management Company for our benefit and is not intended to provide Mr. Florescue compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Miami-Ft. Lauderdale, Florida metropolitan area, that the fee charged by BMD Management Company is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $8,000 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to ‘‘Legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiation of a business combination,’’ ‘‘Due diligence of prospective target businesses’’ and ‘‘Working capital to cover miscellaneous expenses, D&O insurance and reserves.’’ Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $50,000. In addition, interest earned on the funds held in the trust account, up to $1,875,000, may be released to us to fund our working capital requirements. These funds will be used by us for director and officer liability insurance premiums, due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay certain tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business or to use as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a ‘‘no-shop’’ provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. While we do not expect to make such payments if our ability to continue our search for, or conduct due diligence with respect to, potential target businesses would be adversely affected, our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. Our initial stockholders are under no obligation to advance additional funds if the interest earned on the trust account is not adequate or the entire $1,875,000 is used prior to the end of the period provided for consummation of a business combination.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be held as cash or cash equivalents or will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business.

Barry W. Florescue has advanced to us a total of $150,000 which was or will be used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD filing fee, the non-refundable portion of the American Stock Exchange listing fee, a portion of the non-accountable expense allowance and legal and audit fees and expenses. The loan, which we expect will be purchased by RAC Partners prior to the consummation of this offering, will be payable without interest on the earlier of April 30, 2007 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At April 30, 2006, our net tangible book value was a deficiency of $27,807, or approximately $(0.01) per share of common stock. After giving effect to the sale of 13,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at April 30, 2006 would have been $58,552,393 or $4.29 per share, representing an immediate increase in net tangible book value of $4.30 per share to the existing stockholders and an immediate dilution of $1.71 per share or 29% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $15,147,023 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of approximately $2,148,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$6.00
Net tangible book value before this offering	(0.01)
Increase attributable to new investors	4.30
Pro forma net tangible book value after this offering		$4.29
Dilution to new investors		$1.71

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	3,250,000	20.0%	$25,000	0.03%	$0.01
New investors	13,000,000	80.0%	$78,000,000	99.97%	$6.00
	16,250,000	100.0%	$78,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(27,807)
Proceeds from this offering including subtraction of deferred costs	73,675,000
Offering costs excluded from net tangible book value before this offering	52,223
Less: Proceeds held in trust subject to conversion to cash ($75,773,000 x 19.99%)(1)	(15,147,023)
$58,552,393
Denominator:
Shares of common stock outstanding prior to this offering	3,250,000
Shares of common stock included in the units offered	13,000,000
Less: Shares subject to conversion (13,000,000 x 19.99%)	(2,598,700)
13,651,300

(1)	Does not include the deferred underwriting discounts and commissions or the portion of the non-accountable expense allowance ($0.17 per share) which may be distributed to public stockholders if they seek conversion of their shares upon consummation of a business combination.

Capitalization

The following table sets forth our capitalization at April 30, 2006 and as adjusted to give effect to the sale of our units and insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	April 30, 2006
	Actual	As Adjusted(1)
Note payable to stockholder	$150,000	$—
Total debt	$150,000	$—
Common stock, $.0001 par value, -0- and 2,598,700 shares which are subject to possible conversion, shares at conversion value	$—	$15,147,023
Stockholders’ equity:
Preferred stock, none authorized, actual; $.0001 par value, 1,000,000 shares authorized, none issued or outstanding, as adjusted	$—	$—
Common stock, $.0001 par value, 6,000,000 shares authorized, actual; $.0001 par value, 60,000,000 shares authorized, as adjusted; 3,250,000 shares issued and outstanding, actual; 13,651,300 shares issued and outstanding (excluding 2,598,700 shares subject to possible conversion), as adjusted	$325	$1,365
Additional paid-in capital	$24,675	$58,551,612
Deficit accumulated during the development stage	$(584)	$(584)
Total stockholders’ equity:	$24,416	$58,552,393
Total capitalization	$174,416	$73,699,416

(1)	Includes the $2,100,000 we will receive from the sale of the insider warrants.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of approximately $2,148,000 in deferred underwriting discounts and commissions and a portion of the underwriters’ non-accountable expense allowance), inclusive of any interest thereon and not previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

Management’s Discussion and Analysis
of Financial Condition and Results of Operations

We were formed on April 17, 2006 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $1,745,000, including $1,170,000 representing the non-accountable expense allowance of 1.5% of the gross proceeds, and underwriting discounts of approximately $4,680,000, or $5,382,000 if the over-allotment option is exercised in full, will be approximately $71,575,000, or approximately $82,573,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that the 2.75% portion of the underwriting discounts and commissions, including the non-accountable expense allowance, due will not be payable unless and until we consummate a business combination. Accordingly, $73,673,000, or $84,828,950 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust and the remaining $50,000 in either case will not be held in trust. An additional $2,100,000 will also be deposited into trust upon consummation of this offering from the sale of the insider warrants described below. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with the interest earned on the trust account balance that may be released to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$192,000 for the administrative fee payable to BMD Management Company ($8,000 per month for two years);

•	$400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigation, structuring and negotiating of a business combination;

•	$400,000 of expenses for the due diligence of prospective target businesses;

•	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•	$833,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums.

The report of Eisner LLP, our independent registered public accounting firm, contains a going concern qualification. The amount of available proceeds is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. Nevertheless, we do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to BMD Management Company, an affiliate of Barry W. Florescue, our chairman and chief executive officer, a monthly fee of $8,000 for general and administrative services.

Barry W. Florescue has advanced an aggregate of $150,000 to us for payment of offering expenses on our behalf. The loan, which we expect will be purchased by RAC Partners prior to the consummation of this offering, will be payable without interest on the earlier of April 30, 2007 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

RAC Partners, an entity controlled by Barry W. Florescue, has committed to purchase 4,666,667 insider warrants at $0.45 per warrant (for an aggregate purchase price of $2,100,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 650,000 units. This option will be valued at the date of issuance, however, for illustrative purposes, at April 30, 2006, we estimate that the fair value of this option is approximately $1,131,000 ($1.74 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 32.45%, (2) risk-free interest rate of 4.91% and (3) expected life of 5 years.

Proposed Business

Introduction

We are a recently organized Delaware blank check company incorporated on April 17, 2006 in order to serve as a vehicle for the acquisition of an operating business. Our efforts to identify a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business headquartered in North America in one of the following industries:

•	Consumer products — including retail, mail order or direct to consumer products;

•	Consumer, business or financial services — including banking, credit cards, other financial services and multi-unit restaurants including quick-service, fast-casual, casual dining, and fine dining segments; and

•	Manufacturing — including the production of unique, disposable, reusable or consumable products.

Notwithstanding the foregoing, we are not limited by these areas of focus and may determine to consummate a business combination with a company not fitting these descriptions if we determine it would be in our stockholders’ best interest.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

The size of this offering and the amount to be placed in trust was based on management's and Ladenburg Thalmann & Co.'s experience with respect to previous transactions and their analysis of current market conditions relative to potential business combinations which would not significantly dilute our stockholders. The size of this offering was also based upon negotiations between us and Ladenburg Thalmann & Co. relating to the offering price, which reflects, among other things, the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies and general conditions of the securities markets.

We have not identified a target business or target industry

To date, we have not selected any target business, nor have we definitely selected any target industry, on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on terms or at a purchase price that is ultimately economically or structurally beneficial to us and our stockholders.

Subject to the limitations that a target business has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates in the consumer products, manufacturing or services industries. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination. Our management has experience in evaluating transactions, particularly in the industries in which we intend to focus our efforts and will retain advisors as necessary to assist in its due diligence efforts. If we become aware of a potential business combination outside of such industries, we will likely retain consultants and advisors to assist in the evaluation of such business combination.

Selection of a target business and structuring of a business combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Except for the industry focus described above, we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. However, we also intend to generally focus on cash flow positive companies that have historically generated positive earnings before interest, taxes and depreciation. Additionally, we expect to focus on companies that have historically exhibited the ability to increase revenues on an annual basis. Notwithstanding the foregoing, we are not limited by these areas of focus and may determine to consummate a business combination with a company not fitting these descriptions such as a company that may be suffering losses but which we believe has long-term potential or whose business could be grown under our management's leadership, if we determine it would be in our stockholders’ best interest.

In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation (including whether a business is underperforming but could be improved with new management and changes to operational and capital strategies);

•	growth potential (including the degree to which opportunities for growth exist through internal expansion, industry consolidation, globalization or innovative business strategies);

•	experience and skill of management and availability of additional personnel;

•	capital requirements (including required working capital and capital expenditures, and their effect on the company's cash flows);

•	competitive position (including strength of brands, if any, customer loyalty and product quality relative to its competitors);

•	regulatory, technical or geographic barriers to entry, and their potential effect on the long term competitive environment of the target business;

•	stage of development of the products, processes or services including the degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property protection of the products, processes, or services (including trade secrets and know-how); and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. As part of this evaluation we will consider various criteria, including those set forth above, and the extent to which they weigh favorably to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and its stockholders. The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined for this purpose by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. We will not be required to, but we may, obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold. In addition, we may, particularly if we issue shares in a business combination and the public stockholders would become minority stockholders in the resulting entity, obtain an opinion as to whether the transaction is fair to our stockholders. In any event, we will provide a copy of such opinion to our stockholders.

Lack of business diversification

Our business combination must be with a target business or businesses that satisfies the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel, such as Barry W. Florescue, will remain in a senior management or advisory position with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of Barry W. Florescue and our other key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares or purchased by them in this offering or in the aftermarket (nor will they seek appraisal rights with respect to such shares if appraisal rights would be available to them). The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.83 or $0.17 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning 19.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We will not take any action to amend or waive any provision of our amended and restated certificate of incorporation that would have the effect of increasing or decreasing the 20% threshold.

Investors in this offering who do not sell, or who receive less than an aggregate of $0.17 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $5.83 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

Pursuant to our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up our affairs. We view this obligation to dissolve and liquidate as an obligation to our stockholders and will not take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the forgoing time periods. We currently believe that, upon expiration of the 18-month or 24-month time periods described in the preceding paragraph, the following would occur:

•	As promptly as practicable, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest net of interest income previously distributed to us, less income taxes payable on such interest income.

•	We will thereafter formally dissolve and liquidate. At that time, our board of directors will, consistent with its obligations described in our certificate of incorporation, convene and adopt a specific plan of dissolution, which it will then vote to recommend to our stockholders.

Our existing stockholders have waived their rights to participate in any such distribution or any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account or otherwise with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the liquidation of the trust account or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.83, or $0.17 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.83, plus interest, due to claims of creditors. Barry W. Florescue, our chairman and chief executive officer, has personally agreed, pursuant to an agreement with us and the underwriter that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. Based on the information in his director and officer questionnaire provided in connection with this offering as well as the representation, as to his accredited investor status (as such term is defined in Regulation D under the Securities Act), we currently believe that Mr. Florescue is of substantial means and capable of funding his indemnity obligations in light of our obligation to obtain waiver agreements as described above. We cannot assure you, however, that he would be able to satisfy those obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust fund could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust fund, we cannot assure you we will be able to return to our public stockholders at least $5.83 per share.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering, we will then liquidate the trust account and then dissolve and liquidate our company. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the time periods described above.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we are obligated to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote. Moreover, because we are obligated to obtain the waiver agreements described above, the funds held in trust should be excluded from the claims of any creditors who executed such agreements in connection with any bankruptcy proceeding. Nevertheless, there are significant limitations on our obligation to obtain such waivers. Furthermore, such agreements may or may not be enforceable. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance’’. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly upon the expiration of the 18-month or 24-month time periods, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Delaware General Corporation Law with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution, which we currently estimate to be approximately $50,000 to $75,000, will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order for us to liquidate and distribute any net assets remaining following the distribution of the proceeds of the trust account to our public stockholders, and those remaining net assets will not be available for any other purpose.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to the public stockholders of the proceeds of the trust fund.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately        blank check companies that have completed initial public offerings in the United States with more than $        billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 50 East Sample Road, Suite 400, Pompano Beach, Florida. The cost for this space is included in the $8,000 per-month fee BMD Management Company will charge us for general and administrative services commencing on the date of this prospectus pursuant to a letter agreement between us and BMD Management Company. We believe, based on rents and fees for similar services in the Miami-Ft. Lauderdale, Florida metropolitan area, that the fee charged by BMD Management Company is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect Messrs. Florescue and Delany to collectively devote an average of approximately 20 hours per week to our business. Each other entity for which Mr. Florescue serves as chairman or chief executive officer, has a chief operating officer who is in charge of the day-to-day operations of such entity. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, we will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$73,673,000 of the net offering proceeds plus the $2,100,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$64,935,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $73,673,000 of net offering proceeds plus the $2,100,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann & Co. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or a subsequent Form 8-K, information indicating if Ladenburg Thalmann & Co. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for (i) up to $1,875,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our income and other tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and upon failure to effect a business combination within the allotted time. No vote of stockholders is required to release the funds in our trust account if we fail to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. No vote of stockholders is required to release the funds in the escrow account upon failure to effect a business combination within the allotted time.

Management

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Barry W. Florescue	62	Chairman of the Board, Chief Executive Officer
Logan D. Delany, Jr.	57	Executive Vice President and Director
Stanley Kreitman	73	Director
Charles W. Miersch	59	Director
Morton Farber	77	Director

Barry W. Florescue has been our chairman of the board and chief executive officer since our inception. Since 1988, Mr. Florescue has also been the chairman of the board, chief executive officer, and owner of Century Financial Group, Inc., a private holding company which owns Century Bank, a federally chartered thrift institution based in Sarasota, FL. From 1988 to 1997, Mr. Florescue was also chairman of the board and chief executive officer of Century Bank. Since that time, he has continued to serve as a director of Century Bank. Mr. Florescue has also been chairman of the board and president of BMD Management Company, Inc. since 1980. BMD is a privately-owned management services, finance and real estate investment company which has managed fast food and casual dining restaurants, and now primarily manages over 20 commercial real estate properties in Florida, Colorado and New York. From 1996 to December 2004, Mr. Florescue was the major stockholder, chairman of the board, chief executive officer and chief operating officer of BFMA Holding Corporation, a private holding company which owned and operated Marietta Corporation, a company that manufactures personal care amenities for the hospitality market and provides contract manufacturing and packaging for companies in the personal care, cosmetic, over-the-counter pharmaceutical, household care and food industries. Since 2003, Mr. Florescue has been the chairman of the board and chief executive officer of Caswell-Massey Holding Corporation, a 250 year old company that sells Caswell-Massey brand bath and beauty products through its retail stores, mail-order catalog and website, as well as through various department stores and chain retailers. In 1997, Mr. Florescue entered into a stipulation and consent with the Office of Thrift Supervision (‘‘OTS’’) relating to certain activities that occurred in 1990 and 1991 pursuant to which he consented to cease and desist from certain activities with Century Bank. The order providing for these restrictions was terminated by the OTS in 2004. Mr. Florescue had agreed that he would not participate in day-to-day management as an officer or employee of Century Bank and that his service as a director of Century Bank would be subject to certain restrictions. He also consented to the payment of a civil money penalty of $50,000. Mr. Florescue did not admit or deny the findings of the OTS in connection with such stipulation and consent. Mr. Florescue is on the Executive Advisory Committee of the Simon Graduate School of Business Administration and is a Trustee of the University of Rochester. Mr. Florescue received a B.S. from the University of Rochester and an M.B.A. from New York University Graduate School of Business. Mr. Florescue earned his certified public accountant certification in 1970. He was a member of the Listed Company Advisory Board of the American Stock Exchange from 1985 to 1988.

Logan D. Delany, Jr. has been our executive vice president and a member of our board of directors since our inception. Since 1986, Mr. Delany has been the president of Delany Capital Management Corp., a private equity investments firm. Since 1986, Mr. Delany has also been the chairman of the board of DMI Holdings, Inc., a private holding company owning interests in EADmotors, Inc., Arkansas General Industries, Inc. and ElectroCraft, Inc., each a manufacturer of sub-fractional high-precision electric motors sold to the medical, business equipment, aviation and consumer appliance industries. From 1986 to June 2001, Mr. Delany was the chairman of the board of HH Smith, Inc., a manufacturer of electrical connectors and electronic hardware. From 1988 to 1995, Mr. Delany was the chairman of the board of Howard Industries, Inc., a manufacturer of electric fans and motors. From 1986 to 1992, he was also the chairman of the board of Graham Industries, Inc., a manufacturer of injection molded plastic components for OEM’s. From 1996 to 2004, Mr. Delany was a director of BFMA Holding Corporation. Mr. Delany is a member of the Board of Trustees of the Phoenix House and is a member of the American Council on Germany and of the Harvard University Art Museums. Mr. Delany received an A.B. from Harvard College and a J.D. from Harvard Law School. Mr. Delany also attended the Balliol College at Oxford University.

Stanley Kreitman has been a member of our board of directors since our inception. Since 1993, Mr. Kreitman has served as chairman of the board of Manhattan Associates, an investment banking company. From 1975 to 1993, he was president of United States Banknote Corp., a New York Stock Exchange listed securities printing company. Mr. Kreitman is a director of the following public companies:

•	Medallion Financial Corp., a Nasdaq National Market listed specialty finance company (since 1996);

•	CCA Industries, Inc., an American Stock Exchange-listed company selling health-and-beauty aids (since 1996);

•	KSW Corp., an OTC Bulletin Board quoted company that furnishes and installs heating, ventilating and air conditioning systems and process piping systems (since 1999);

•	Geneva Financial Corp., a publicly-traded company that operates as a holding company for Geneva Mortgage Corp., a company that provides mortgage banking services (since 1999); and

•	Capital Lease Funding, Inc., a New York Stock Exchange-listed diversified real estate investment trust that owns and finances primarily single tenant commercial real estate assets subject to long-term leases to primarily investment grade tenants (since 2004).

Since 2001, he has served as a director of Century Bank and serves as chairman of the New York City Board of Corrections and the Nassau County Crime Stoppers, and serves on the board of the Police Athletic League. Mr. Kreitman received an A.B. from New York University and an M.B.A. from New York University Graduate School of Business.

Charles W. Miersch has been a member of our board of directors since our inception. Since February 2005, Mr. Miersch has served as a consultant to the Graduate Management Admission Council, a national management organization responsible for the Graduate Management Admission Test (GMAT). From February 1972 to December 2004, Mr. Miersch was affiliated with the University of Rochester and its Simon Graduate School of Business Administration, most recently as a consultant and previously as an associate dean for M.B.A. programs and development and senior associate Dean for Corporate relations and institutional advancement. From 1996 to 2004, Mr. Miersch was a director of BFMA Holding Corporation. From June 2004 to October 2004, he also served as acting president of Caswell-Massey. Mr. Miersch is also chairman of the board of Century Bank. Mr. Miersch received an A.B. from Lafayette College and an M.B.A. from the University of Rochester.

Morton Farber has been a member of our board of directors since our inception. Mr. Farber has been a certified public accountant since 1957. Since 1995, Mr. Farber has acted as a private financial consultant and tax advisor to substantial individual clients. From 1977 to 1994, Mr. Farber was managing partner of Farber, Blicht, Eyerman & Herzog, an accounting firm he formed. From 1965 to 1975, Mr. Farber was a partner with Westheimer, Fine, Berger and Company. In 1975, Westheimer, Fine, Berger and Company merged with Fox & Company, a national and international public accounting firm, and Mr. Farber served on the executive board of the merged company until 1977. Mr. Farber is a member of the American Institute of Certified Public Accountants and the New York State Society of CPA’s. He also has served as a director of Century Bank as well as a board member of various recreational and social facilities. Mr. Farber received a B.S. in Accounting from New York University School of Commerce.

Our board of directors is currently divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Morton Farber, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Logan D. Delany, Jr. and Charles W.

Miersch, will expire at the second annual meeting. The term of the third class of directors, consisting of Barry W. Florescue and Stanley Kreitman, will expire at the third annual meeting. Upon consummation of a business combination, this classified board feature will terminate and we will then have only one class of directors, with each director elected annually.

Special Advisors

We have several advisors that we anticipate will advise us concerning our acquisition of a target business and, possibly, the operations of the target business after a business combination. Each of the special advisors holds interests in RAC Partners, LLC, an entity controlled by Barry W. Florescue which has purchased a portion of our common stock and has committed to purchase our insider warrants. These special advisors do not receive compensation from us, and have no contractual or fiduciary duty to us. Our current advisors and their respective biographies are set forth below:

Mark Zupan has been the dean of William E. Simon Graduate School of Business Administration at the University of Rochester since January 2004. From 1997 to December 2003, he was dean and a professor of economics at Eller College of Business and Public Administration at the University of Arizona. Before his appointment at the University of Arizona, Mr. Zupan taught at the University of Southern California’s Marshall School of Business, where he also served as associate dean of master’s programs. He was a teaching fellow in Harvard’s Department of Economics while pursuing his doctoral studies at the Massachusetts Institute of Technology and he has been a visiting faculty member at the Amos Tuck School of Business at Dartmouth College. Mr. Zupan is the author of numerous scholarly articles and is the co-author of two books: Microeconomic Theory and Applications and Microeconomic Cases and Applications. Mr. Zupan received a B.A. from Harvard University and a Ph.D. from the Massachusetts Institute of Technology.

Roger Lipton has been active in the financial services industry since 1967, with the exception of 1976 to 1980 when he established and operated a chain of fifteen fast food restaurants. Since 1995, he has served as the president of Lipton Financial Services, Inc., a money management firm he founded, which manages RHL Associates L.P., an investment partnership. He has also been employed during that period by Axiom Capital Management, Inc., a broker-dealer and money management firm. Previously, he had acted as a managing director of Ladenburg Thalmann & Co. Mr. Lipton received a B.S. in mechanical engineering from Rensselaer Polytechnic Institute and an M.B.A. from Harvard University.

Rick Bloom has served in various positions at Marietta Corporation since 1999 and since 2004, as its chief executive officer. From 1996 to 2004, Mr. Bloom was a director of BFMA Holding Corporation. From 1992 to 1999, Mr. Bloom served as principal and head of corporate finance of Imperial Capital, L.L.C. and its predecessor Dabney/Resnick, Inc., a investment banking firm. Prior to that, Mr. Bloom served as an analyst for Donaldson Lufkin & Jenrette. Mr. Bloom received a B.S. from the Wharton School of Business at the University of Pennsylvania.

Our officers, directors and special advisors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of a public company or blank check company that executed a business plan similar to our business plan. However, we believe they will help us succeed in consummating a business combination for the following reasons:

•	Experienced Transactional Investors. Our officers, directors and advisors have extensive experience in identifying, purchasing and operating companies. They have been involved in middle market transaction development, acquisition due diligence, structuring, negotiating and closing middle market acquisition and growth financing transactions. For example, Mr. Florescue was involved in the acquisitions of Marietta Corporation and Caswell-Massey Holding Corporation. Mr. Delany has been involved in numerous transactions in his capacity as president of Delany Capital Management Corp.

•	Extensive Private Equity and Mergers and Acquisitions Contacts. Our officers, board of directors and advisors have significant experience and contacts in the private equity and mergers and acquisitions industry. While we will continue to consider and evaluate acquisitions that have been identified from third party sources, we believe our management, directors and advisors’ contacts will create valuable opportunities. For instance, Mr. Delany is president of a private equity investments firm.

•	Investment Management Experience. Our officers and directors have significant experience managing operating companies. We believe this experience will be valuable to us in evaluating a target business’ strategic initiatives and long term operating plans. Mr. Florescue has served as an executive, including management of Marietta Corporation, Caswell-Massey Holding Corporation, BMD Management Company, Inc. and other companies. Mr. Kreitman also served in a management capacity for United States Banknote Corp.

For the foregoing reasons, we believe the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition. Our management has experience in evaluating transactions, particularly in the industries in which we intend to focus our efforts and will retain advisors as necessary to assist in its due diligence efforts. If we become aware of a potential business combination outside of such industries, we will likely retain consultants and advisors to assist in the evaluation of such business combination. In addition, if necessary, we will retain management with experience in the relevant industry in connection with a business combination.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay BMD Management Company, an affiliate of Barry W. Florescue, a fee of $8,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Florescue compensation in lieu of a salary. Other than the $8,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Stanley Kreitman, Charles W. Miersch and Morton Farber will be our independent directors, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Stanley Kreitman, as chairman, Charles W. Miersch and Morton

Farber, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who are ‘‘financially literate’’ as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Stanley Kreitman satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Charles W. Miersch, as chairman, and Stanley Kreitman, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities. While Mr. Florescue is not currently serving on a day-to-day basis in an executive capacity with respect to an operating business, he may have a conflict of interest in allocating his time between our company and his other business endeavors.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and our officers and directors may own warrants, including the insider warrants, which will expire worthless if a business combination is not consummated. Additionally, our directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchaser of the insider warrants has agreed that such securities will not be sold or transferred by it until after we have completed a business combination. Moreover, our officers and directors may enter into consulting or employment agreements with our company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock from escrow.

•	The ability of RAC Partners and its affiliates to exercise the insider warrants on a cashless basis may cause a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

•	Our directors and officers may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We also intend to form a special committee of independent directors to negotiate any such business combination on our behalf.

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of July 12, 2006 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals or entities listed below purchase units offered by this prospectus), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering and Insider Purchases			After Offering and Insider Purchases
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
RAC Partners LLC	3,125,000	(2)	96.15%	3,125,000	(3)	19.23%
Barry W. Florescue	3,150,000	(4)	96.92%	3,150,000	(3)(4)	19.38%
Logan D. Delany, Jr.	25,000	(5)	*	25,000	(5)	*
Stanley Kreitman	25,000	(5)	*	25,000	(5)	*
Charles W. Miersch	25,000	(5)	*	25,000	(5)	*
Morton Farber	25,000	(5)	*	25,000	(5)	*
All directors and executive officers as a group (5 individuals)	3,250,000		100.00%	3,250,000	(3)	20.00%

*	Represents beneficial ownership of less than 1% of our common stock.

(1)	Unless otherwise indicated, the business address of each of the individuals is 50 East Sample Road, Suite 400, Pompano Beach, Florida 33064.

(2)	Barry W. Florescue is the managing member of RAC Partners and has sole voting and dispositive power with respect to these shares. Certain of our other officers and directors and certain of our special advisors are members of RAC Partners.

(3)	Does not include 4,666,667 shares of common stock issuable upon exercise of warrants held by RAC Partners that are not currently exercisable and will not become exercisable within 60 days.

(4)	Includes 3,125,000 shares held by RAC Partners LLC, an entity which Mr. Florescue controls.

(5)	Does not include any securities held by RAC Partners.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us any intent to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	one year after our consummation of a business combination; and

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

RAC Partners, an entity controlled by Barry W. Florescue, our chairman and chief executive officer, has committed to purchase the insider warrants (for an aggregate purchase price of approximately $2,100,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that (i) they will have an exercise price of $6.00 per share, (ii) we have no obligation to register the sale of the warrants and the underlying shares of common stock and (iii) the insider warrants will be exercisable on a cashless basis so long as such warrants are held by RAC Partners or its affiliates. RAC Partners has agreed that the insider warrants will not be sold or transferred by it until 30 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 30 days after the completion of a business combination.

Barry W. Florescue and Logan D. Delany, Jr. are our ‘‘promoters’’ as that term is defined under the Federal securities laws.

Certain Relationships and Related Transactions

In April 2006, we issued 3,250,000 shares (as adjusted for a 5,000-for-1 stock split effected in May 2006, a 1-for-1.1153846 reverse stock split effected in July 2006 and the transfer on July 12, 2006 by RAC Partners of 2,586 shares to each of the other stockholders at a purchase price of .0077 per share) of our common stock to the individuals set forth below for an aggregate of $25,000 in cash, at an average purchase price of approximately $0.0077 per share, as follows:

Name	Number of Shares	Relationship to Us
RAC Partners LLC	3,125,000	Stockholder which is controlled by Barry W. Florescue, the Company’s Chairman and Chief Executive Officer
Barry W. Florescue	25,000	Chairman and Chief Executive Officer
Logan D. Delany, Jr.	25,000	Executive Vice President and Director
Stanley Kreitman	25,000	Director
Charles W. Miersch	25,000	Director
Morton Farber	25,000	Director

If the underwriter determines the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

RAC Partners has committed to purchase the insider warrants (for an aggregate purchase price of $2,100,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that (i) they will have an exercise price of $6.00 per share, (ii) we have no obligation to register the sale of the warrants and the underlying shares of common stock and (iii) the insider warrants will be exercisable on a cashless basis so long as such warrants are held by RAC Partners or its affiliates. RAC Partners has agreed that the insider warrants will not be sold or transferred by it until 30 days after we have completed a business combination. Accordingly, the insider warrants will be placed in escrow and will not be released until 30 days after the completion of a business combination.

BMD Management Company, an affiliate of Barry W. Florescue, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay BMD Management Company $8,000 per month for these services. Mr. Florescue is the chairman of the board and president of BMD Management Company and, as a result, will benefit from the transaction to the extent of his interest in BMD Management Company. However, this arrangement is solely for our benefit and is not intended to provide Mr. Florescue compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Miami-Ft. Lauderdale, Florida metropolitan area, that the fee charged by BMD Management Company is at least as favorable as we could have obtained from an unaffiliated person.

We engage and propose to engage in ordinary course banking relationships on customary terms with Century Bank. Barry W. Florescue, is chairman of the board of Century Financial Group Inc, the holding company for Century Bank. In addition, Charles W. Miersch is chairman of the board of Century Bank and Mr. Florescue and Stanley Kreitman also serve on its board of directors. As of the date of this prospectus, Barry W. Florescue has advanced to us an aggregate of $150,000 to cover expenses related to this offering. The loan, which we expect will be purchased by RAC Partners prior to the consummation of this offering, will be payable without interest on the earlier of April 30, 2007 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $8,000 per-month administrative fee and any reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested ‘‘independent’’ directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested ‘‘independent’’ directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Description of Securities

General

As of the consummation of this offering, we will be authorized to issue 60,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 3,250,000 shares of common stock are outstanding, held by six stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann & Co. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or a subsequent Form 8-K information indicating if Ladenburg Thalmann & Co. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is currently divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Upon consummation of a business combination, this classified board feature will terminate and we will then have only one class of directors, with each director elected annually. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. In addition to our staggered board, our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. Our amended and restated certificate of incorporation and by-laws also limit the ability of stockholders to remove directors, call stockholders meetings and act by written consent and provide that vacancies of the board of directors may only be filled by a majority of the remaining directors.

If we are forced to liquidate prior to a business combination, subject to stockholder approval of a plan of dissolution, our public stockholders are entitled to share ratably in the trust fund, including any interest other than that which was previously released to us to fund working capital requirements, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

As of the consummation of this offering, our amended and restated certificate of incorporation will authorize the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share and in the case of the insider warrants, $6.00 per share, subject to adjustment as discussed below, at any time during which, other than in the case of the insider warrants, a registration statement relating to the common stock issuable upon the exercise is effective and a prospectus with respect thereto current, commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including the insider warrants and any warrants issued upon exercise of the unit purchase option issued to Ladenburg Thalmann & Co.),

•	in whole and not in part;

•	at a price of $.01 per warrant at any time while the warrants are exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

We have agreed to allow RAC Partners and its affiliates to exercise the insider warrants on a ‘‘cashless basis.’’ If the holders take advantage of this option, they would pay the exercise price by surrendering their insider warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the insider warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the five trading days ending on the day prior to the date on which the warrant is exercised. The reason that we have agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by RAC Partners or its affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants (other than the insider warrants which are not exercisable for shares of common stock that are registered for resale) will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriter an option to purchase up to a total of 650,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol          on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols          and          , respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 16,250,000 shares of common stock outstanding, or 18,200,000 shares if the over-allotment option is exercised in full. Of these shares, the 13,000,000 shares sold in this offering, or 14,950,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to April 30, 2007. Notwithstanding this restriction, all of the 3,250,000 initial shares will be placed in escrow and will not be transferable for a period of one year following our consummation of a business combination and will be released prior to that date only upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. RAC Partners has agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination and have been placed in escrow and will not be released until 30 days after we have completed a business combination.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 162,500 shares immediately after this offering (or 182,000 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as ‘‘underwriters’’ under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. However, this position would not be applicable to the insider warrants being purchased simultaneously with the consummation of this offering or the shares of common stock underlying such insider warrants. Accordingly, Rule 144 would be available to RAC Partners with respect to the resale of the insider warrants (and underlying shares of common stock) following a business combination.

Registration Rights

The holders of the initial shares issued and outstanding on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ladenburg Thalmann & Co. is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Ladenburg Thalmann & Co. Inc.

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $             per unit and the dealers may reallow a concession not in excess of $             per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,950,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if it sells more units than the total number set forth above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per unit	Without option	With option
Public offering price	$6.00	$78,000,000	$89,700,000
Discount(1)	$0.36	$4,680,000	$5,382,000
Non-accountable Expense Allowance(1)(2)	$0.09	$1,170,000	$1,170,000
Proceeds before expenses(3)	$5.55	$72,150,000	$83,148,000

(1)	The 1.35% portion of the underwriting discounts and the 1.40% portion of the non-accountable expense allowance will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.

(2)	The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the over-allotment option.

(3)	The offering expenses are estimated at $575,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 650,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $7.50 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. We estimate that the fair value of this option is approximately $1,131,000 ($1.74 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 32.45%, (2) risk-free interest rate of 4.91% and (3) expected life of 5 years. The option and the 650,000 units, the 650,000 shares of common stock and the 1,300,000 warrants underlying such units, and the 1,300,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and ‘‘piggy back’’ rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $6.00.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover short positions.

Stabilization and covering transactions may cause the price of our securities to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Legal Matters

The validity of the securities offered in this prospectus is being passed upon for us by Dechert LLP, New York, New York. Graubard Miller, New York, New York, is acting as counsel for the underwriter in this offering.

Experts

The financial statements included in this prospectus and in the registration statement have been audited by Eisner LLP, independent registered public accounting firm, as of April 30, 2006 and for the period from April 17, 2006 (date of inception) through April 30, 2006 as set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements are included in reliance upon their report given upon the authority of Eisner LLP as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Renaissance Acquisition Corp.
(a development stage enterprise)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholder

We have audited the accompanying balance sheet of Renaissance Acquisition Corp. (a development stage company) (the ‘‘Company’’) as of April 30, 2006 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from April 17, 2006 (date of inception) through April 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renaissance Acquisition Corp. as of April 30, 2006 and the results of its operations and its cash flows for the period from April 17, 2006 (date of inception) through April 30, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has not generated any revenue, its business plan is dependent on completion of a financing and the Company has a negative working capital position of $27,807 as of April 30, 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Eisner LLP

New York, New York
May 11, 2006

With respect to Notes C, F & G,
July 11, 2006

Renaissance Acquisition Corp.
(a development stage company)

Balance Sheet

April 30, 2006
ASSETS
Current assets:
Cash	$150,000
Loan proceeds receivable	25,000
Total current assets	175,000
Deferred offering costs	52,223
Total assets	$227,223
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$584
Accrued offering costs	52,223
Note payable to stockholder	150,000
Total current liabilities	202,807
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER’S EQUITY:
Common stock – $.0001 par value, 6,000,000 shares authorized; 3,250,000 issued and outstanding	363
Additional paid-in capital	24,637
Deficit accumulated during the development stage	(584)
Total stockholder’s equity	24,416
Total liabilities and stockholder’s equity	$227,223

See Notes to Financial Statements.

Renaissance Acquisition Corp.
(a development stage company)

Statement of Operations

April 17, 2006 (Date of Inception) through April 30, 2006
Revenue	$0
Organization costs	(584)
Net loss for the period	$(584)
Net loss per share – basic and diluted	$(0.00)
Weighted average number of shares outstanding – basic and diluted	3,250,000

See Notes to Financial Statements.

Renaissance Acquisition Corp.
(a development stage company)

Statement of Changes in Stockholder’s Equity

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Balance – April 17, 2006 (date of inception)
Initial capitalization from founding stockholders	3,250,000	$325	$24,675	—	$25,000
Net loss for the period	—	—	—	$(584)	(584)
Balance – April 30, 2006	3,250,000	$325	$24,675	$(584)	$24,416

See Notes to Financial Statements.

Renaissance Acquisition Corp.
(a development stage company)

Statement of Cash Flows

April 17, 2006 (Date of Inception) through April 30, 2006
Cash flows from operating activities:
Net loss	$(584)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	584
Net cash provided by operating activities	0
Cash flows from financing activities:
Proceeds from note payable to stockholder	125,000
Proceeds from sale of common stock	25,000
Net cash provided by financing activities	150,000
Net increase in cash	150,000
Cash – beginning of period	0
Cash – end of period	$150,000
Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$52,223
Unfunded portion of notes payable to stockholder	25,000
Total	$77,223

See Notes to Financial Statements.

Renaissance Acquisition Corp.
(a development stage company)

Notes to Financial Statements

NOTE A —	ORGANIZATION AND BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

Renaissance Acquisition Corp. (the ‘‘Company’’) was incorporated in Delaware on April 17, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating company through a merger, capital stock exchange, asset acquisition and/or other similar transaction. The Company has neither engaged in any operations nor generated revenue. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. As such, the Company’s operating results through April 30, 2006 relate to early stage organizational activities, and its ability to begin planned operations is dependent upon the completion of a financing.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed initial public offering of its Units (as described in Note C — Proposed Offering), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward acquiring an operating company (‘‘Acquisition’’). Furthermore, there is no assurance that the Company will be able to successfully effect an Acquisition. Upon the closing of the Proposed Offering, approximately $5.83 per Unit sold in the Proposed Offering will be held in a trust account (‘‘Trust Account’’) and invested in ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Acquisition or (ii) the distribution of the Trust Account as described below. The remaining proceeds, along with up to $1,875,000 of interest income on the Trust Account that may be released to the Company, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the Acquisition, will submit such transaction for stockholder approval. In the event that holders of 20% or more of the shares issued in the Proposed Offering vote against the Acquisition and exercise their conversion rights, the Acquisition will not be consummated.

In the event that the Company does not consummate an Acquisition within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied (the ‘‘Acquisition Period’’), the proceeds held in the Trust Account will be distributed to the Company’s stockholders, excluding the persons who were stockholders prior to the Proposed Offering (the ‘‘Founding Stockholders’’) to the extent of their common stock held prior to the Proposed Offering. However, the Founding Stockholders will participate in any liquidation distribution with respect to any shares of the common stock acquired in connection with or following the Proposed Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Renaissance Acquisition Corp.
(a development stage company)

Notes to Financial Statements  — (Continued)

Going concern basis of presentation — As indicated in the accompanying financial statements, at April 30, 2006, the Company had $150,000 in cash and a working capital deficiency of $27,807.

Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to consummate an Acquisition will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern. The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE B —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Cash and cash equivalents:

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

[2]	Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[4]	Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of start-up costs and temporary differences, aggregating approximately $88. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at April 30, 2006.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

[5]	Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through April 30, 2006 that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

NOTE C —	PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 13,000,000 units, plus up to an additional 1,950,000 units solely to cover over-allotments, if any. Each unit will consist of one share

Renaissance Acquisition Corp.
(a development stage company)

Notes to Financial Statements  — (Continued)

of the Company’s common stock and two warrants (‘‘Warrants’’) (collectively, a ‘‘Unit’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the effective date of the Proposed Offering or (b) the completion of an Acquisition. The Warrants will expire four years from the effective date of the Proposed Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

RAC Partners LLC (‘‘RAC’’) has committed to purchase 4,666,667 Warrants (‘‘Insider Warrants’’) at $0.45 per Warrant (for an aggregate purchase price of approximately $2,100,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Insider Warrants to be purchased by RAC will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that (i) they will have an exercise price of $6.00 per share,  (ii) the Company has no obligation to register the sale of the warrants and the underlying shares of common stock and their exercise is not limited by the absence of an effective registration statement and current prospectus relating to the resale of the underlying shares and (iii) the Insider Warrants may be exercisable on a ‘‘cashless basis’’ so long as such securities are held by RAC or its affiliates. RAC has also agreed that the Insider Warrants will not be sold or transferred by it until after the Company has completed an Acquisition.

All shares of common stock owned by the Founding Stockholders prior to the closing of the Proposed Offering (the ‘‘Initial Shares’’) and the Insider Warrants will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The Initial Shares will not be released from escrow until one year after the consummation of an Acquisition and the Insider Warrants will not be released from escrow until 30 days after the consummation of an Acquisition.

The foregoing restrictions are subject to certain limited exceptions such as transfers to family members and trusts for estate planning purposes, upon death of an escrow depositor, transfers to an estate or beneficiaries, or other specified transfers. Even if transferred under these circumstances, the Initial Shares or Insider Warrants will remain in the escrow account. The Initial Shares and Initial Warrants are releasable from escrow prior to the above dates only if, following an Acquisition, the Company consummates a transaction in which all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property or if the Company liquidates or dissolves.

NOTE D —	NOTE PAYABLE TO FOUNDING STOCKHOLDER

On April 30, 2006, the Company issued a $150,000 unsecured promissory note to Barry W. Florescue, the Company’s Chairman and Chief Executive Officer. The Note is non-interest bearing and is payable on the earlier of April 30, 2007 or the consummation of the Proposed Offering. Due to the related party nature of the note, the estimated fair value of the note is not reasonably determinable.

NOTE E —	RELATED PARTY TRANSACTIONS

The Company has agreed to pay BMD Management Company, Inc. a fee of $8,000 per month for office space and general and administrative services from the effective date of the Proposed Offering through the effective date of the acquisition of a target business.

The Company engages and proposes to engage in ordinary course banking relationships on customary terms with Century Bank. The Company's Chairman and Chief Executive Officer is the Chairman and owner of the bank and two of the Company’s Directors are Directors of the bank.

Renaissance Acquisition Corp.
(a development stage company)

Notes to Financial Statements  — (Continued)

The Company’s Chairman and Chief Executive Officer, pursuant to an agreement with the Company and the underwriter, has agreed that if the Company liquidates prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company in excess of the net proceeds of the Proposed Offering not held in the trust account.

NOTE F —	COMMITMENTS AND OTHER MATTERS

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 6% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 1.5% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that a 1.35% portion of the underwriting discounts and $1,095,000 of the non-accountable expense allowance will not be payable unless and until the Company completes an Acquisition and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete an Acquisition.

The Company will also issue a five-year unit purchase option, for $100, to Ladenburg Thalmann & Co. Inc. (‘‘Ladenburg’’), the representative of the underwriters in the offering, to purchase 650,000 Units at an exercise price of $7.50 per Unit. The Units issuable upon exercise of this purchase option are identical to the Units to be sold in the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The option will be valued at the date of issuance, however for illustrative purposes, the Company estimates that the fair value of this unit purchase option at April 30, 2006 is approximately $1,131,000 ($1.74 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to Ladenburg is estimated as of the date of grant using the following assumptions: (1) expected volatility of 32.45%, (2) risk-free interest rate of 4.91% and (3) expected life of 5 years. However, because the Units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility calculation of 32.45% is based on a sample of blank check companies that completed a business combination and have a subsequent trading history because the Company’s management believes that this volatility is a reasonable benchmark to use in estimating the expected volatility for its common stock. The unit purchase option may be exercised for cash or on a ‘‘cashless’’ basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash.

NOTE G —	SUBSEQUENT EVENT

On May 16, 2006, the Board of Directors approved a change in the Company’s authorized shares and par value from 1,000 shares with a par value of $.01 per share to 6,000,000 shares with a par value of $.0001 per share, and the Company effected, a 5,000-for-1 stock split of the Company’s common stock. On July 11, 2006, the Company effected a 1-for-1.1153846 reverse stock split of the Company's common stock. The accompanying financial statements give retroactive effect to these stock splits for the period presented.

Until                                         , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$78,000,000

Renaissance Acquisition Corp.

13,000,000 Units

PROSPECTUS

Ladenburg Thalmann & Co. Inc.

                            , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the underwriter’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	32,145.93
NASD filing fee	30,543.00
American Stock Exchange filing and listing fee	65,000.00
Accounting fees and expenses	35,000.00
Printing and engraving expenses	65,000.00
Legal fees and expenses	250,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	46,311.07	(2)
Total	$575,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides as follows:

‘‘Section 7.1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution procedure, whether (a) civil, criminal, administrative, investigative or otherwise, (b) formal or informal or (c) by or in the right of the Corporation (collectively, a “proceeding“), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent of the Corporation or in any other capacity while serving as such other director, manager, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all judgments, penalties and fines incurred or paid, and against all expenses (including attorneys' fees) and settlement amounts incurred or paid, in connection with any such proceeding, except in relation to matters as to which the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Until such time as there has been a final judgment to the contrary, a person shall be presumed to be entitled to be indemnified under this Section 7.1. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, either rebut such presumption or create a presumption that (a) the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, (b) with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person's conduct was unlawful or

(c) the person was not successful on the merits or otherwise in defense of the proceeding or of any claim, issue or matter therein. If the DGCL is hereafter amended to provide for indemnification rights broader than those provided by this Section 7.1 then the persons referred to in this Section 7.1 shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as so amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment).’’

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
RAC Partners LLC	3,125,000
Barry W. Florescue	25,000
Logan D. Delany, Jr.	25,000
Stanley Kreitman	25,000
Charles Miersch	25,000
Morton Farber	25,000

Such shares (adjusted for a 5,000-for-1 stock split and a subsequent 1-for-1.1153846 reverse stock split) were issued on April 30, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0069 per share. In addition, subsequent to the reverse stock split described above, on July 12, 2006, RAC Partners sold 2,586 shares of common stock to each of Messrs. Florescue, Delany, Kreitman, Miersch and Farber at a purchase price of $.0077 per share which sale is reflected in the table above. No underwriting discounts or commissions were paid with respect to such sales.

On July 12, 2006, RAC Partners agreed to purchase from us warrants to purchase 4,666,667 shares of common stock at $6.00 per share for a purchase price of $.45 per warrant, or an aggregate purchase price of approximately $2,100,000. Previously, RAC Partners had agreed to purchase warrants to purchase 2,833,333 shares of common stock at $5.00 per share for $.60 per warrant. These warrants are being sold pursuant to the exemption from registration contained in Section 4(2) of the Securities Act, as they were sold to RAC Partners, whose members are sophisticated, wealthy accredited individuals. No underwriting discounts or commissions will be paid with respect to such warrants.

Item 16.	Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	By-laws.†

Exhibit No.	Description
4.1	Specimen Unit Certificate.†
4.2	Specimen Common Stock Certificate.†
4.3	Specimen Warrant Certificate.†
4.4	Form of Unit Purchase Option to be granted to Representative.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Dechert LLP.*
10.1	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Barry W. Florescue.†
10.2	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Logan D. Delany, Jr.†
10.3	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Stanley Kreitman.†
10.4	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Charles W. Miersch.†
10.5	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and Morton Farber.†
10.6	Form of Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and RAC Partners LLC.†
10.7	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.8	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.†
10.9	Form of Warrant Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Warrant Purchaser.†
10.10	Form of Letter Agreement between BMD Management Company, Inc. and Registrant regarding administrative support.†
10.11	Promissory Note, dated as of April 30, 2006, issued to Barry W. Florescue.†
10.12	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.13	Subscription Agreement among the Registrant, RAC Partners LLC and Graubard Miller.
14	Form of Code of Ethics.*
23.1	Consent of Eisner LLP.
23.2	Consent of Dechert LLP (included in Exhibit 5.1).*
24	Power of Attorney.†
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*

*	To be filed by amendment.

†	Previously filed.

Item 17.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on the 13th day of July, 2006.

RENAISSANCE ACQUISITION CORP.
By:	/s/ Barry W. Florescue
Barry W. Florescue Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Barry W. Florescue	Chairman and Chief Executive Officer (Principal executive officer and principal financial and accounting officer)	July 13, 2006

Barry W. Florescue

*	Executive Vice President and Director	July 13, 2006

Logan D. Delany, Jr.

*	Director	July 13, 2006

Stanley Kreitman

*	Director	July 13, 2006

Morton Farber

*	Director	July 13, 2006

Charles W. Miersch

* By: /s/ Barry W. Florescue
Barry W. Florescue
Attorney-in-fact